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EXHIBIT 4.3     PROPOSED FORM OF TRUST AGREEMENT-REMIC TRUSTS

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           FEDERAL AGRICULTURAL MORTGAGE CORPORATION

         GUARANTEED REMIC AGRICULTURAL MORTGAGE-BACKED
                       SECURITIES PROGRAM


                    FORM OF TRUST AGREEMENT


      THIS TRUST AGREEMENT made, executed and published as of the first day of June 1996, at Washington, D.C., among the Federal Agricultural Mortgage Corporation (herein called "Farmer Mac"), a federally chartered instrumentality of the United States, Farmer Mac Mortgage Securities Corporation (herein called "FMMSC"), a corporation organized and existing under the laws of the State of Delaware, and First Trust National Association, a national banking association (the "Trustee");

                      W I T N E S S E T H

      WHEREAS, Farmer Mac is authorized pursuant to Title VIII of the Farm Credit Act of 1971, as amended (the "Act"), to guarantee the timely payment of principal and interest in respect of securities evidencing undivided beneficial interests in trust funds comprised of agricultural mortgage loans conforming to the Act ("Qualified Loans");

      WHEREAS,  FMMSC  has  purchased  and  intends  to  purchase
Qualified Loans;

      WHEREAS, FMMSC intends to assemble groups of such Qualified Loans and to transfer and assign the same to the Trustee in exchange for multiple classes of securities evidencing beneficial ownership interests in the Qualified Loans in the related trust fund or trust funds (each a "Trust Fund");

     WHEREAS, Farmer Mac and FMMCS, by the execution and delivery of an Issue Supplement hereto, will have elected to treat each Trust Fund created hereby and thereby as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D of the Internal Revenue Code of 1986; and

      WHEREAS, Farmer Mac intends to service the Qualified Loans held in each such Trust Fund and, pursuant to the Act, to guarantee to the holders of securities evidencing undivided beneficial interests in each such Trust Fund the timely distribution of all amounts of principal and interest required to be distributed thereon;

      NOW, THEREFORE, the parties to this Trust Agreement, in the several capacities hereinabove set forth, do hereby declare and establish this Trust Agreement and do hereby undertake and otherwise agree as follows:


                           ARTICLE I

                         Defined Terms

      Section 1.01.  General Definitions.  Whenever used in  this
Trust Agreement, the following words and phrases shall have the following meanings:

      Act:  Title VIII of the Farm Credit Act of 1971, as amended
(12 U.S.C. 2279aa).

      Advance:   As to any Distribution Date and Trust Fund,  any
amount advanced with respect to such Distribution Date by the related Central Servicer or Central Servicers as required by the applicable Servicing Contract.

      Agreement:   With  respect to any  Series,  the  collective
provisions  of  this  Trust  Agreement  and  the  related   Issue
Supplement.

      Aggregate Certificate Principal Balance: The aggregate of the Certificate Principal Balances of all Certificates of a Series as of the date of determination.

      Amounts Held for Future Distribution: With respect to any Series and Distribution Date, the total of all amounts held in the Collection Account on the preceding Certificate Account Deposit Date on account of (i) Principal Prepayments, Liquidation Proceeds and REO Proceeds received subsequent to the preceding Prepayment Period, (ii) Installment Payments due subsequent to the preceding Due Date and (iii) if such Series is comprised of two or more Classes having different Distribution Dates, all proceeds of the related Qualified Loans for the Class or Classes as to which such Distribution Date is not a Distribution Date.

      Appraisal  Standards:   With respect  to  any  Series,  the
updated appraisal/reappraisal standards at the time of the related Issue Supplement acceptable to Farmer Mac.

      Appraised  Value:   The  appraised  value  of  a  Mortgaged
Property, which is the appraised value based upon the appraisal conducted in accordance with the Appraisal Standards.

       Authorized  Officer:   The  Chairman  of  the  Board,  the
President or any Vice President of Farmer Mac or FMMSC, as the context requires.

       Authorized Signatory: With respect to any Residual Certificate, any individual authorized to execute or authenticate the same on behalf of the Trustee in its capacity as trustee or, in the case of authentication, in its capacity as Certificate Registrar.

      Balloon Payment: With respect to any Qualified Loan that provides for the principal portion of the Installment Payments due thereon based on an amortization schedule more than one year longer than the remaining term to stated maturity of such Qualified Loan, the principal amount due on the stated maturity date of such Qualified Loan.

     Balloon Qualified Loan:  Any Qualified Loan having a Balloon
Payment.

      Borrower: With respect to any Qualified Loan, the obligor or obligors thereon.

      Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which the Federal Reserve Bank of New York authorizes banking institutions in the Second Federal Reserve District to be closed, (iii) a day on which banking institutions in the State of Minnesota or New York are required or authorized by law to be closed or (iv) a day on which the offices of Farmer Mac are closed.

      Central  Servicer:   With respect to any  Trust  Fund,  the
Person or Persons which shall at the time be directly servicing the Qualified Loans included therein pursuant to a Servicing
Contract.

      Central  Servicer Fee Rate:  With respect to any  Qualified
Loan, a percentage per annum rate (inclusive of any sub-servicer fee rate) specified in or calculated as described in the related
Issue Supplement.

      Certificate: A Guaranteed REMIC Agricultural Mortgage-Backed Security, in the case of all Certificates other than Residual Certificate, issued in book-entry form and maintained in the name of a record owner as an entry on the books of a Reserve Bank under a designation specifying the Series, Class and denomination thereof; and in the case of a Residual Certificate, issued in fully registered certificated form as provided in
Article II hereof.

      Certificate Account: As to any Series, the account created and maintained pursuant to Section 5.01.

     Certificate Account Deposit Date: With respect to a Series, the fifteenth day of each month (or if such fifteenth day is not a Business Day, the Business Day next succeeding such fifteenth day)  beginning with the month following the month of the Cut-Off
Date.

       Certificate  Distribution  Amount:   With  respect  to   a
particular Series and Distribution Date, the sum of

           (a) all interest accrued on the then outstanding Certificates for the Interest Accrual Period immediately preceding such Distribution Date (other than interest accrued on any Class as to which such date is not a Distribution Date);

            (b)   the  Principal  Distribution  Amount  for  such
     Distribution Date; and

           (c)   to  the  extent specified in the  related  Issue
     Supplement, all Prepayment Premiums collected (as opposed to due) during the preceding Prepayment Period.

      Certificate Distribution Amount Determination  Date:   With
respect to a Series and Distribution Date, a date on or before the fifth Business Day during the month of such Distribution
Date.

      Certificate Interest Rate: With respect to any Class, the annual rate at which interest accrues on the Certificates of such Class, as specified or described in the related Issue Supplement.

     Certificate Principal Balance: As to any Certificate (other than an Interest Only Certificate) prior to the initial Distribution Date for the related Trust Fund, the denomination thereof and, as to any Certificate subsequent to such initial Distribution Date, the denomination thereof multiplied by the applicable Certificate Principal Factor.

       Certificate Principal Factor: As of any date of determination and as to any Class of Certificates (other than an Interest Only Class), a fraction the numerator of which is (i) the aggregate of the denominations of all Certificates of such Class less (ii) the aggregate amount of all Principal Distribution Amounts, if any, allocable thereto prior to such date of determination and the denominator of which is the aggregate of the denominations of all Certificates of such Class. As to any Interest Only Class, a fraction calculated in the manner described in the related Issue Supplement.

     Certificateholder or Holder: As to any Regular Certificate, the record owner on the appropriate Reserve Bank's books. As to any Residual Certificate, the registered owner in the Certificate Register maintained by the Certificate Registrar pursuant to
Section 3.03 hereto.

      Certificate Registrar: With respect to any Series, the entity acting as certificate registrar and transfer agent pursuant to Section 3.03 unless otherwise specified in an Issue Supplement. The Certificate Registrar for the related Series shall be the Trustee.

     Class: With respect to any Series, all Certificates of such Series with the same terms.

      Class  Certificate Principal Balance:  With respect to  any
Class  at  any  time, the aggregate of the Certificate  Principal
Balances of all Certificates of such Class.

      Class  Notional  Principal Balance:  With  respect  to  any
Interest  Only Class at any time, the aggregate of  the  Notional
Principal Balance of all Certificates of such Class.

      Closing Date: As to any Series, the date specified in the related Issue Supplement.

      Code:   The  Internal Revenue Code of 1986,  including  any
successor or amendatory provisions.

      Collection Account: As to any Series, the account created and maintained pursuant to Section 4.05.

      Corporate Trust Officer: The principal office of the Trustee, at which of any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is __________________.

      Curtailment: Either (i) any Principal Prepayment made by a Borrower that is not a Principal Prepayment in Full, (ii) any amount deemed to be such in connection with a substitution pursuant to Section 4.03, (iii) any REO Principal Amortization Amount or (iv) any Insurance Proceeds or other recoveries that are not Liquidation Proceeds and were applied to reduce the principal balance of the related Qualified Loan.

      Custodial Agreement: The agreement dated of even date herewith between the Trustee, as custodian, and Farmer Mac, pursuant to which the Trustee acts as custodian for the Required
Documents on behalf of the related Trust Fund.

      Cut-Off Date: As to any Series, the first day of the month during which Certificates of such Series are initially issued.

      Cut-Off Date Principal Balance: With respect to any Qualified Loan, the unpaid principal balance thereof at the Cut-Off Date after giving effect to all amounts payable on or prior thereto, whether or not paid. With respect to any Substitute Qualified Loan the unpaid principal balance thereof at the date of substitution thereof after giving effect to all amounts payable on or prior thereto, whether or not paid.

      Disqualified Organization: A disqualified organization as defined in Section 860E(e)5 of the Code.

      Distribution Date: As to any Class, the 25th day (or if such 25th day is not a Business Day, the Business Day immediately following) of each month specified in the related Issue
Supplement   as  a  month  for  a  Distribution  Date   for   the
Certificates of such Class.

      Due Date: With respect to any Qualified Loan, each date upon which an installment of interest and principal, if any, is due in accordance with the amortization schedule initially applicable thereto.

      Due Period: With respect to any Class and Distribution Date, the period beginning immediately following the preceding Due Period (or immediately following the Cut-Off Date in the case of the initial Distribution Date) and ending on and including the Due Date in the month of such Distribution Date.

      Eligible Depository: Any Reserve Bank, the Trustee or any other depository institution or trust company approved in writing by an Authorized Officer of Farmer Mac incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities.

      Eligible Investments: Any one or more of the following obligations or securities:

           (i) direct obligations of, and obligations fully guaranteed by, the United States of America, Farmer Mac, or any other agency or instrumentality of the United States of America;

         (ii) as to any Collection Account, any other obligation or security specified in the related Servicing Contract; and

         (iii) as to any Series, any other obligation or security specified in the related Issue Supplement.

     Event of Default:  An event as described in Section 7.03.

      Farmer Mac: Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States, or its successor in interest or any successor appointed as herein provided.

      Farmer  Mac  Guarantee:  With respect to  any  Series,  the
guarantee  obligations  of  Farmer  Mac  with  respect   to   the
Certificates of such Series pursuant to Section 5.05 hereof.

      Final Distribution Date: As to any Class, the Distribution Date specified in the related Issue Supplement as being the Distribution Date on or before which the Certificate Principal Balance or, in the case of an Interest Only Class, Notional Principal Balance of each Certificate within such Class shall have been reduced to zero.

      FMMSC:   Farmer  Mac  Mortgage  Securities  Corporation,  a
corporation organized and existing under the laws of the State of Delaware, or its successor in interest.

      Guarantee Fee: With respect to any Series, the fee payable to Farmer Mac pursuant to Section 5.03 and calculated in the manner described in the related Issue Supplement.

      Guarantee Reimbursement Amount: With respect to any Trust Fund, the excess, if any of amounts paid by Farmer Mac pursuant to Section 5.05 to Holders of Certificates evidencing beneficial interests therein, over amounts received by Farmer Mac (other than Guarantee Fees or other fees or expenses otherwise payable to it) in reimbursement therefor.

     Holders:  With respect to any Trust Fund, all of the Holders
of   Certificates   evidencing  beneficial  ownership   interests
therein.

      Installment Payment: As to any Qualified Loan (including any REO Qualified Loan) and any Due Date, the payment of principal and/or interest due thereon in accordance with the amortization schedule provided at the time applicable thereto (after adjustment, if any, for any Curtailments occurring prior to such Due Date but before any other adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

      Interest  Accrual Period:  With respect to  any  Class  and
Distribution Date, the period prior thereto specified in the related Issue Supplement.

      Interest Only Certificate: Any Certificate evidencing all or part of an Interest Only Class.

      Interest Only Class: Any Class identified as such in the related Issue Supplement.

      Issue Supplement: An instrument executed by the parties hereto pursuant to Section 2.01 which supplements this Trust Agreement and identifies and establishes, among other things, a particular Trust Fund and a particular Series of Certificates related to such Trust Fund.

      Liquidated Qualified Loan: Any defaulted Qualified Loan as to which Farmer Mac has determined that all amounts it expects to recover from or on account of such Qualified Loan have been recovered, provided, however, that a defaulted Balloon Qualified Loan shall be deemed to be a Liquidated Qualified Loan in the absence of any such determination on the second anniversary of the Due Date for the related Balloon Payment.

      Liquidation Expenses: Expenses incurred by or on behalf of Farmer Mac in connection with the liquidation of any defaulted Qualified Loan, including, without limitation, legal fees and expenses, brokerage commissions paid to third parties, any premiums for hazard insurance policies maintained with respect to any related REO Property, any fees to third parties hired to issue environment reports with respect to or to manage any related REO Property and any related and unreimbursed expenditures for real estate and conveyance taxes or for property restoration or preservation.

      Liquidation Proceeds: Cash received in connection with the liquidation of defaulted Qualified Loans and REO Qualified Loans, whether through trustee's sale, foreclosure sale or otherwise.

      Loan Sale Agreement: The agreement between a Seller and Farmer Mac pursuant to which the Seller conveys Qualified Loans to FMMSC and makes certain representations and warranties to Farmer Mac, FMMSC, as Farmer Mac's designee, and their respective successors and assigns.

     Master Trustee Agreement: The agreement, as the same may be amended from time to time, between Farmer Mac and the Trustee.

     Mortgage Rate: As to any Qualified Loan, the per annum rate of interest borne thereby.

      Net  Liquidation Proceeds:  With respect to any  Liquidated
Qualified Loan, Liquidation Proceeds net of Liquidation Expenses not previously reimbursed out of REO Proceeds or otherwise.

      Net  Mortgage Rate:  As to any Qualified Loan, the Mortgage
Rate borne thereby net of the Central Servicer Fee Rate.

      Opinion of Counsel: A written opinion of counsel, who may be counsel for Farmer Mac.

       Officer's  Certificate:   A  certificate  signed   by   an
Authorized Officer of Farmer Mac or FMSSC, as the context requires.

       Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Qualified Loan which has not been previously reimbursed to the Central
Servicer and which, in the good faith judgment of the Central Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from future Borrower payments or from Net Liquidation Proceeds, REO Proceeds or other recoveries in respect of the related Qualified Loan. The determination by the Central Servicer that it has made a Nonrecoverable Advance or that any proposed advance, if made, would constitute a
Nonrecoverable Advance shall be evidenced by a written notification by the Central Servicer delivered to the Trustee, with a copy to Farmer Mac, stating (i) the amount of such Nonrecoverable Advance and (ii) that the Central Servicer has determined in good faith that such advance is or would be a Nonrecoverable Advance in accordance with the terms hereof.

      Non-United States Person:  Any person that is not a  United
States Person.

      Notional Principal Balance: As to any Interest Only Certificate prior to the initial Distribution Date therefor, the denomination thereof, and as to any Interest Only Certificate subsequent to such initial Distribution Date, the denomination thereof multiplied by the then applicable Certificate Principal Factor.

      Participation Certificate: An instrument evidencing an interest in one or more Qualified Loans.

       Permitted  Transferee:   Any  Transferee  of  a   Residual
Certificate, other than a Disqualified Organization or Non-United
States Person.

       Person:   Any  legal  person,  including  any  individual,
corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

       Prepayment Period: With respect to any Class and Distribution Date, the period beginning immediately following the preceding Prepayment Period (or immediately following the calendar month next preceding the Cut-Off Date in the case of the initial Distribution Date) and ending on the last day of the calendar month next preceding the month of such Distribution Date.

     Prepayment Premium: With respect to any Qualified Loan, any premium or yield maintenance payment paid or payable, as the context requires, by the related Borrower in connection with any Principal Prepayment.

     Principal Distribution Amount:  With respect to a particular
Class and Distribution Date, the sum of

           (a) all Curtailments received with respect to the Related Qualified Loans during the previous Prepayment
     Period;

           (b) the Scheduled Principal Balance of each Related Qualified Loan which was the subject of a Principal Prepayment in Full during the preceding Prepayment Period or which became a Liquidated Qualified Loan during such preceding Prepayment Period;

           (c)   the  principal  component  of  each  Installment
     Payment due in respect of each Related Qualified Loan during the preceding Due Period (other than any Balloon Payment);
     and

           (d) if such Distribution Date is a Final Distribution Date for a Class, any amount by which the Class Certificate Principal Balance therefor would be greater than zero after distribution in accordance with the applicable priorities of the amounts specified in (a) - (c) above.

With respect to a particular Special Distribution Date, the amount allocable to principal which is distributed by Farmer Mac under the circumstances and subject to the conditions set forth in Section 5.06 and the related Issue Supplement.

      Principal Prepayment: Any payment or other recovery of principal on a Qualified Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any period subsequent to the Prepayment Period in which such prepayment occurs.

      Principal Prepayment in Full: Any payment received on a Qualified Loan that is in excess of the installment of principal and interest due thereon in an amount sufficient to pay the entire principal balance of such Qualified Loan.

      Purchase Price: As to any Qualified Loan, the unpaid principal balance thereof together with accrued and unpaid interest thereon at the Net Mortgage Rate to the Due Date next preceding the Distribution Date upon which the net proceeds of such Purchase Price are to be distributed to Certificateholders.

      Qualified  Loan:   With  respect to  any  Trust  Fund,  any
mortgage loan included therein.

      Qualified  Loan Schedule:  With respect to any Trust  Fund,
the   loan   file   set-up  portion  of  the  Farmer   Mac   tape
specifications attached as Schedule I hereto.

      Record Date: As to any Distribution Date, the last day of the month next preceding the month of such Distribution Date.

      Regular Certificate:  Any Certificate other than a Residual
Certificate.

      Related Qualified Loan: With respect to any Class included in a Series comprised of two or more Classes, any Qualified Loan identified in the related Qualified Loan Schedule as pertaining to such Class.

      REMIC Administrator: With respect to a Trust Fund, the entity identified as such in the related Issue Supplement.

      REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

      REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary of final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

      REO Principal Amortization Amount: With respect to any REO Qualified Loan and Prepayment Period, any amount, as determined by Farmer Mac, by which aggregate related REO Proceeds received during a Prepayment Period are in excess of interest that would have accrued during such period on the related REO Qualified Loan and expenses payable in respect of such REO Property during such Prepayment Period.

      REO Proceeds: Proceeds, other than Liquidation Proceeds, received in respect of any REO Qualified Loan (including, without limitation, proceeds from the rental of the related Mortgaged
Property).

     REO Property: Any Mortgaged Property that has been acquired by a Trust Fund by foreclosure, deed-in-lieu of foreclosure or otherwise.

      REO Qualified Loan: Any Qualified Loan (whether or not the related indebtedness has been extinguished) that is not a Liquidated Qualified Loan and as to which the related Mortgaged
Property is held as part of the Trust Fund.

     Required Documents:  As to each Qualified Loan (other than a
Qualified Loan represented by a Participation Certificate) the documents specified in Section 2.05.

      Reserve  Bank:   Any  Federal Reserve Bank,  including  its
branches.

     Responsible Officer: When used with respect to the Trustee, any officer of the Trustee, including any Chairman or any President, any Vice President, any Assistant Vice President, any Assistant Treasurer, any Trust Officer, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      Residual  Certificate:   The  Certificate  or  Certificates
comprising the Class designated in the related Issue Supplement as the sole "residual interest" in the Trust Fund for purposes of the REMIC Provisions.

      Scheduled Principal Balance: As to any Qualified Loan and any Distribution Date, the principal balance of such Qualified Loan as of the beginning of the related Due Period, as specified in the amortization schedule at the time relating thereto (after adjustment, if any, for Curtailments occurring prior to the related Prepayment Period but before any other adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), after giving effect to the payment of principal due prior to such Due Period whether or not received from the related Borrower (other than any Balloon Payment).

      Seller: Any entity that sold Qualified Loans to FMMSC and that is identified as a Seller in the Qualified Loan Schedule.

      Series:   A separate series of Certificates issued pursuant
to this Agreement and the related Issue Supplement.

      Servicing Contract: The agreement between Farmer Mac and any Central Servicer relating to the direct servicing by such Central Servicer of Qualified Loans for a particular Trust Fund.

      Special  Distribution Date:  Any date on which  Farmer  Mac elects or is required to make a distribution under the circumstances and subject to the conditions set forth in Section
5.06 and the related Issue Supplement, any such date for a Series being the 25th day (or if such 25th day is not a Business Day, the Business Day immediately following) of any month (other than any month in which a Distribution Date for the related Class occurs).

      Special Record Date: As to any Special Distribution Date, the date as of which Certificateholders entitled to a special distribution are determined, any such date being the last day of the month next preceding the month of such Special Distribution Date.

      Substitute Qualified Loan: Any loan substituted for a defective Qualified Loan pursuant to Section 4.03.

      Transfer  Agent:   With respect to any Series,  the  entity
acting as Certificate Registrar under the related Agreement.

      Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of a Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

      Trust Agreement:  This Trust Agreement, dated as of June 1,
1996, by and among the Trustee, Farmer Mac and FMMSC, as the same is originally executed, or as modified, amended or supplemented in accordance with the applicable provisions hereof.

      Trust Fund: As to any particular Series of Certificates, the corpus of the trust created by this Trust Agreement and the Issue Supplement applicable thereto, consisting of (a) the Qualified Loans and all proceeds thereof, (b) the Collection Account, the Certificate Account and all cash and investments held therein and (c) the Farmer Mac Guarantee applicable to the related Certificates pursuant to Section 5.05.

      Trustee:   First  Trust  National Association,  a  national
banking association, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

      United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.


                           ARTICLE II

     Applicable Documentation; Conveying of Qualified Loans

      Section  2.01.   Issue  Supplement.   An  Issue  Supplement
establishing   a   Trust  Fund  and  creating  the   Certificates
evidencing  beneficial  ownership  interests  therein  shall   be
executed by the Trustee, Farmer Mac and FMSSC.

      Each Issue Supplement shall identify and relate to a particular Series of Certificates evidencing beneficial ownership interests in the related Trust Fund. Farmer Mac shall prepare and maintain for each such Trust Fund a Qualified Loan Schedule conforming, except as set forth in such Issue Supplement, to the definition thereof in Article I hereof.

      Section 2.02. Issue Supplement and Trust Agreement. With respect to each Trust Fund established by an Issue Supplement and the related Certificates, the collective terms of this Trust Agreement and such Issue Supplement shall govern the issuance and administration of all Certificates related to such Trust Fund, and all matters related thereto, and shall have no applicability to any other Trust Fund or Certificates. As applied to each Trust Fund established by an Issue Supplement, and the related Certificates, the collective terms of such instruments shall constitute an agreement relating exclusively to such Trust Fund and Certificates to like effect as if the collective terms of all such instruments were set forth in a separate instrument, duly executed and delivered by the respective signatories to this Trust Agreement.

     Section 2.03. Authorized Officers. The manual or facsimile signature of any individual appearing on an Issue Supplement, designated as the signature of an Authorized Officer of Farmer Mac or FMSSC, shall constitute conclusive evidence that such individual is, in fact, authorized by Farmer Mac or FMSSC, as the case may be, to execute such Issue Supplement, notwithstanding that such authorization may have lapsed prior to the effective date of such Issue Supplement.

      Section 2.04. Delivery of Instruments. The Trustee shall furnish to each Certificateholder, upon request, copies of this Trust Agreement and the related Issue Supplement, without attachments, applicable to the Certificate or Certificates held by such Holder.

       Section   2.05.   Conveyance  of  Qualified  Loans.    (a)
Concurrently with the execution and delivery of an Issue Supplement, FMMSC shall transfer, assign, set over and otherwise convey to the Trustee, on behalf of Holders of Certificates evidencing beneficial interests therein, all of FMMSC's right, title and interest in and to the Qualified Loans identified in the attached Qualified Loan Schedule, including all payments of principal and interest thereon received after the respective date or dates on which the Cut-Off Date Principal Balance was determined (other than payments permitted to be retained by FMMSC by the terms hereof, including payments of principal and interest due on or before the Cut-Off Date). In connection with any such conveyance, Farmer Mac shall be deemed to have assigned to the Trustee for the benefit of Certificateholders all of Farmer Mac's rights under each applicable Loan Sale Agreement, including, but not limited to, the right to enforce the representations and warranties therein against the related Seller.

      (b) In connection with any such transfer (other than pursuant to a Participation Certificate) of a Qualified Loan, FMMSC shall cause to be delivered to the Trustee:

          (i) The related Mortgage Note endorsed to the order of "First Trust National Association, as Custodian/Trustee" by the Seller thereof, together with such other related documents as shall be specified in the Custodial Agreement. In the case of Qualified Loans evidenced by a Participation Certificate, FMMSC shall denote on the face of such Participation Certificate that it has been assigned to the Trustee for the exclusive benefit of Holders of Certificates evidencing beneficial interests in the related Trust Fund;

          (ii) The Mortgage with evidence of recording indicated thereon or, if (x) the public recording office retains the original of the Mortgage or (y) the Trustee receives a certificate executed by two officers of the Seller certifying that the original of the Mortgage is lost, missing or destroyed, a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded to be a true and complete copy of the original Mortgage;

         (iii) A copy of the original assignment in the form "First Trust National Association, as Custodian/Trustee" which assignment or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect (a copy of such blanket assignment to be delivered in each applicable loan file) and any intervening assignments in original recorded form evidencing an unbroken chain of assignments from the initial assignor to the Trustee. If the assignment is not complete due to the lack of necessary recording information for insertion in the assignment as of the applicable Closing Date, the original assignment will be retained by FMMSC until such time as the necessary information becomes available, at which time FMMSC shall promptly complete, or cause the Seller to complete, the Assignment and forward, or cause the Seller to forward, it to the appropriate office for recordation. Upon completion of recordation, FMMSC will forward the original documents (or cause the original documents to be forwarded) to the Trustee;

          (iv) Evidence of title to the Mortgaged Property (either in the form of an original opinion from an attorney or firm of attorneys or an original or certified copy of a lender's title insurance policy or binding title insurance commitment issued by a title insurance company); and

           (v) Either (1) the original of each modification agreement and each assumption agreement, if any, relating to such Qualified Loan or, if (x) the public recording office retains the original of the modification or assumption agreement or (y) the Trustee receives a certificate executed by two officers of the Seller certifying that the original of the modification or assumption agreement is lost, missing or destroyed, a copy of the modification (with respect to the Mortgage) or assumption agreement certified by the public recording office in which such Mortgage was recorded to be a true and complete copy of the original modification or assumption agreement, or (2) a signed statement of the Seller that there is no modification agreement or assumption agreement relating to such Qualified Loan (such statement may be part of a list of Qualified Loans as to which no modification agreement or assumption agreement exists).

       Section 2.06. Review and Certification of Required Documents and Safekeeping of Documents. The Trustee shall review the completeness of the Required Documents, certify as to such review as provided in the Custodial Agreement and otherwise conform to the applicable provisions of the Custodial Agreement.


                          ARTICLE III

          Regular Certificates; Residual Certificates

      Section 3.01. Certificates Issuable in Series and Classes; General Provisions with Respect to Principal and Interest Distributions. Each Series of Certificates shall be divided into two or more Classes and shall be designated generally as Guaranteed REMIC Agricultural Mortgage-Backed Securities, with such particular designations added or incorporated in such title for the Certificates of any particular Series or Class as shall be specified in the related Issue Supplement. One Class of each such Series shall be designated in the applicable Issue Supplement as the "Residual Interest" in the related Trust Fund for purposes of the REMIC Provisions.

       The aggregate amount of principal of and interest distributable on the Certificates of any Series on any Distribution Date shall be equal to the Certificate Distribution Amount for such Series on such Distribution Date with the principal component of such amount being equal to the related Principal Distribution Amount. Distributions of any such Principal Distribution Amount shall be made in such amounts as among Classes of Certificates, and subject to such other conditions, as are provided in the Issue Supplement with respect to such Series. All distributions of such Principal Distribution Amount for any such Distribution Date which are made with respect to a particular Class of Certificates shall be made pro rata among all Certificates of such Class in proportion to their respective principal denominations, with no preference or priority of any kind. All distributions made with respect to any Certificate on any Distribution Date shall be applied first to the interest, if any, distributable thereon on such Distribution Date and then to the principal, if any, thereof. All computations of interest accrued on any Certificate shall be made as if each year consisted of twelve months of thirty days each.

      Interest accrued on any Certificate of a Series during any Interest Accrual Period shall be distributable on the following Distribution Date for such Series at the Certificate Interest Rate applicable to such Certificate applied to the Certificate Principal Balance or, in the case of an Interest Only Certificate, the Notional Principal Balance thereof.

      Section 3.02. Issuance of Regular Certificates. The Certificates of any Series shall be issued in book-entry form and shall be maintained in the names of the record owners thereof as entries on the books of a Reserve Bank. The Regular Certificates of any Series shall be in such authorized denominations as shall be specified in the applicable Issue Supplement and may be transferred or pledged in accordance with and subject to then applicable regulations governing Farmer Mac's use of the book-entry system (as the same shall be in effect at the time of any such transfer or pledge), Federal Reserve Bank of New York Operating Circulars 21 and 21A and procedures that are followed generally for book-entry securities.

     If an Issue Supplement for a Series so provides, the Regular Certificates comprising a Series or the Regular Certificates comprising a Class or Classes of Certificates of such Series may be issued in definitive or temporary form. Certificates issued in such form shall be subject to the provisions of the related Issue Supplement, including, without limitation, provisions regarding denominations, registration, transfer, exchange, and, if applicable, conversion to book-entry form.

      Section 3.03. Execution, Authentication, Availability and Dating of the Residual Certificates. The Residual Certificates of a Series shall be definitive Certificates substantially in the form set forth in an exhibit to the related Issue Supplement and shall be executed by an Authorized Signatory of the Trustee under its corporate seal which may be in facsimile form and be imprinted or otherwise reproduced thereon. The signature of any Authorized Signatory on a Residual Certificate may be manual or facsimile.

      A Residual Certificate bearing the manual or facsimile signature of an individual who was at any time an Authorized Signatory shall be binding, notwithstanding that such individual may have ceased to hold the relevant office or title prior to the authentication and delivery of such Certificate or did not hold such relevant office or title at the date of authentication and delivery of such Certificate.

      No Residual Certificate shall be entitled to any benefit under an Agreement or be valid for any purpose, unless there appears on such Residual Certificate a certificate of authentication substantially in the form provided for herein, executed by the Certificate Registrar by the manual or facsimile signature of an Authorized Signatory, and such certificate upon any Residual Certificate shall be conclusive evidence, and the only evidence, that such Residual Certificate has been duly authenticated and made available hereunder. Each Residual Certificate shall be dated the date of its authentication.

      Section 3.04. Registration and Registration of Transfer of Residual Certificates. (a) The Trustee shall cause to be kept to the Corporate Trust Office which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of the Residual Certificates and the registration of transfers of the Residual Certificates. Unless otherwise provided in an Issue Supplement for a Series, the Trustee shall act as Certificate Registrar and Transfer Agent for the purpose of registration of the Residual Certificates of such Series and transfers thereof, as provided herein. Upon any resignation of any Certificate Registrar or Transfer Agent, Farmer Mac shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Certificate Registrar or Transfer Agent, as the case may be.

      (b) Upon surrender for registration of transfer of any Residual Certificate in accordance with this Section 3.04 at the Corporate Trust Office, the Trustee shall execute, and the Certificate Registrar shall authenticate and make available, in the name of the designated transferee, one or more new Residual Certificates of the appropriate Class and aggregate denomination. A Residual Certificate presented or surrendered for registration of transfer shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, and shall be accompanied by such other documents as the Trustee may require.

       (c) Any purported transfer of record or beneficial ownership, direct or indirect (whether pursuant to a purchase, a default under a secured lending agreement or otherwise), to a Disqualified Organization of any Residual Certificate, or any beneficial interest therein, shall be void and of no effect. In no event shall the Certificate Registrar accept surrender for transfer, registration of transfer, or register the transfer of any Residual Certificate nor authenticate and make available any new Residual Certificate unless the Certificate Registrar has received a properly executed United States Internal Revenue Service Form W-9 together with an affidavit from the proposed transferee in the form attached to the related Issue Supplement. The foregoing restrictions that are applicable to prevent the transfer of a Residual Certificate to a Disqualified Organization shall cease to have any further effect (and the applicable portions of the legend to the Residual Certificate may be deleted) in the event that the Trustee determines, upon the advice of its tax counsel, that such restrictions are not necessary to preclude the imposition of a tax on the Trust Fund or upon the transferor of a Residual Certificate, or to maintain the qualification of each Trust Fund as a REMIC and, as a result of such determination, each related Agreement is amended to declare such restrictions to be of no further effect.

     (d) Under the REMIC Provisions, any purported transfer to a U.S. Person of record or beneficial ownership, direct or indirect (whether pursuant to a purchase, a default under a secured lending agreement or otherwise), of a Residual Certificate that is a "noneconomic residual interest" within the meaning of the
REMIC Provisions for the purpose of avoiding or impeding the assessment or collection of tax shall be disregarded for all U.S. federal tax purposes. The affidavit required to be supplied by each transferee of a Residual Certificate pursuant to Section 3.04(c) also shall contain a statement that no purpose of the transfer of the Residual Certificate is to avoid or impede the assessment or collection of tax, that the proposed transferee understands that it may incur tax liabilities in excess of any cash flows generated by a Residual Certificate and that it intends to pay taxes associated with holding a Residual Certificate as they become due.

       (e) Any purported transfer of record or beneficial ownership, direct or indirect (whether pursuant to a purchase, a default under a secured lending agreement or otherwise), to a person that is not a U.S. Person, of any Residual Certificate, or any beneficial interest therein, shall be void and of no effect. The foregoing restriction shall cease to have any effect with respect to a transfer of a Residual Certificate to a person that is not a U.S. Person only if the Trustee has consented to such transfer expressly in writing.

      (f) A Residual Certificate issued upon any registration of transfer thereof shall be entitled to the same benefits under the related Agreement as the Residual Certificate surrendered upon such registration of transfer.

     (g) A service charge in an amount determined by the Trustee (such amount being based on a service charge schedule on file in the Corporate Trust Office of the Certificate Registrar and in the office of the Corporate Secretary of Farmer Mac) shall be made for any registration of transfer of a Residual Certificate, and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of a Residual Certificate, other than exchanges pursuant to Section 3.05 hereof not involving any transfer.

     Section 3.05. Mutilated, Destroyed, Lost or Stolen Residual Certificates. If (i) any mutilated Residual Certificate is surrendered to the Trustee or the Certificate Registrar or (ii) the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Residual Certificate, and there is delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Trustee that such Residual Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and make available, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Residual Certificate, a new Certificate of the appropriate Class. Upon the issuance of any new Residual Certificate under this Section 3.05, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any duplicate Residual Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the Trust Fund as if originally issued, whether or not the lost or stolen Residual Certificate shall be found at any time.

       Section   3.06.    Persons  Deemed  Owners   of   Residual
Certificates. Prior to due presentation of a Residual Certificate for registration of transfer, Farmer Mac, the Trustee, the Certificate Registrar and any agent of Farmer Mac or the Trustee may treat the person in whose name the Residual
Certificate is registered as the owner of the Residual Certificate for the purpose of receiving distributions, if any, pursuant hereto and for all other purposes whatsoever, and neither Farmer Mac nor the Trustee, the Certificate Registrar or any agent of Farmer Mac or the Trustee shall be affected by notice to the contrary.

      Section 3.07. Reference in the Residual Certificates to Supplemental Agreements. A Residual Certificate authenticated and made available after the execution of any Supplemental Agreement pursuant to Article X of this Trust Agreement may, and if required by the Trustee shall, bear a notation as to any matter provided for in such Supplemental Agreement. If the Trustee shall so determine, new Residual Certificates so modified as to conform, in the opinion of the Trustee, to any such Supplemental Agreement may be prepared and executed by the Trustee and authenticated and made available by the Certificate Registrar in exchange for the outstanding Residual Certificates, as applicable.

       Section 3.08. Amendment Relating to Transfers to Disqualified Organizations. Farmer Mac, FMMSI and the Trustee may, without the consent of any Holders of the Certificates, upon notice to the Holders of the Residual Certificates, notwithstanding any provisions hereof to the contrary, amend this Trust Agreement in such manner as they may choose; provided, however, that any such amendment shall be limited to such matters as, in the judgment of the parties hereto, based upon the written advice of tax counsel, are reasonably necessary (i) to ensure that the record ownership of, or any beneficial interest in, any Residual Certificate is not transferred, directly or indirectly, to a Disqualified Organization; and (ii) to provide for a means to compel the transfer of any Residual Certificate which is held by a Disqualified Organization.


                           ARTICLE IV

                  Servicing of Qualified Loans

      Section 4.01. General. Farmer Mac shall service the Qualified Loans comprising each Trust Fund, and shall have full power and authority to do or cause to be done any and all things in connection therewith as it may deem necessary or appropriate in its sole discretion; provided, however, that Farmer Mac shall have no authority to sell or hypothecate, or, subject to Section 4.03, make any substitution for any Qualified Loan.

      Farmer Mac in its discretion shall foreclose upon or otherwise comparably convert the ownership of the Mortgaged Property securing any Qualified Loan as to which a default occurs. To the extent consistent with then-current policies of Farmer Mac or customary practices in the agricultural real estate mortgage servicing industry, Farmer Mac in its discretion may enforce or waive enforcement of any of the terms of any Qualified Loan or enter into an agreement for the modification of any of the terms of any Qualified Loan (other than, except as may be required by terms of the Mortgage Note, a reduction in the Mortgage Interest Rate), or take any action or refrain from taking any action in servicing any Qualified Loan. In such connection, Farmer Mac may waive, except as may be provided in the related Issue Supplement, any Prepayment Premium, assumption fee or late payment charge.

      Although Farmer Mac will conduct such servicing through the facilities of Central Servicers pursuant to Servicing Contracts it shall not thereby be released from any of its duties or responsibilities hereunder or under the applicable Issue Supplement.

      Any Servicing Contract and any other transactions or services relating to the Qualified Loans involving a Central Servicer shall be deemed to be between the Central Servicer and Farmer Mac alone and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Central Servicer.

       Section 4.02. Transfers of Mortgaged Property. In connection with the transfer, or prospective transfer, of title to a Mortgaged Property, Farmer Mac may, but shall not be required to, accelerate the maturity of the related Qualified Loan where such Qualified Loan contains a due-on-sale clause permitting acceleration under such a circumstance. In the event that, for any reason, Farmer Mac does not accelerate the maturity of a Qualified Loan upon the transfer, or prospective transfer of title to the underlying Mortgaged Property, Farmer Mac may enter into a transaction by which the obligor is released from liability on the related Qualified Loan and the transferee assumes such liability; provided, however, that no such transaction shall provide for reduction of the Mortgage Interest Rate or, to the extent adverse to the interests of Certificateholders, provide for a change in any interest rate adjustment provision or provision governing the calculation of scheduled payments.

      Section 4.03. Optional Purchase of Delinquent Qualified Loans or Mortgaged Property; Substitution or Repurchase of Defective Qualified Loans. Farmer Mac shall have the right and option, without obligation and in its discretion, to purchase from the related Trust Fund, upon payment of the Purchase Price, any Qualified Loan at any time after such Qualified Loan becomes and remains delinquent in the payment of any Installment Payment or portion thereof for a period of ninety days. Farmer Mac shall likewise have the right and option, without obligation and in its discretion, to purchase from the related Trust Fund, upon payment of the Purchase Price, any REO Property received in connection with the foreclosure or comparable conversion of any Qualified Loan.

      Farmer Mac may, in the case of a breach of warranty by a Seller of any Qualified Loan or a defect in documentation, (i) purchase, or cause the related Seller to purchase, at the Purchase Price such Qualified Loan from the Trust Fund or (ii) substitute, or cause the related Seller to substitute, an additional Qualified Loan or Qualified Loans for such Qualified Loan as long as any such substitution takes place within two years of the original issuance of Certificates evidencing beneficial interests in the related Trust Fund and otherwise conforms to the REMIC Provisions. Any Substitute Qualified Loan shall (i) have a Cut-Off Date Principal Balance which is not greater than the Scheduled Principal Balance of the replaced defective Qualified Loan (the amount of any difference being deemed to be a Curtailment), (ii) have an original final maturity not later than the original final maturity of any Qualified Loan in the Trust Fund and not earlier than two years prior to the original final maturity of the related replaced defective Qualified Loan, (iii) have a Mortgage Interest Rate which, on the date of substitution, is not less than the interest rate borne by the replaced defective Qualified Loan; (iv) have similar Due Dates as the replaced defective Qualified Loan; and (v) conform to such other criteria for Substitute Mortgage Loans as shall be set forth in the related Issue Supplement. In connection with any such substitution, Farmer Mac shall amend the Qualified Loan Schedule to reflect the withdrawal of the replaced defective Qualified Loan and the assignment to the Trustee of the Substitute Qualified Loan. If the Trustee's interest in a replaced defective Qualified Loan is evidenced by a Participation Certificate, the assignment to the Trustee of the Substitute Qualified Loan may be evidenced by a Participation Certificate.

      Section 4.04. Servicing Compensation; Payment of Certain Expenses by Farmer Mac. As compensation for its activities and obligations hereunder, Farmer Mac or any Central Servicer acting on its behalf shall be entitled to retain such amounts as shall be specified herein and in the related Issue Supplement. Farmer Mac shall pay the Trustee's fee and all other expenses incurred by it hereunder in connection with its servicing activities and shall, except for Liquidation Expenses and any such other reimbursable expenses as may be set forth in the related Issue Supplement, not be entitled to reimbursement therefor.

       Unless otherwise provided in the applicable Issue Supplement, additional servicing compensation in the form of Prepayment Premiums, assumption fees, late payment charges or otherwise shall be retained by Farmer Mac or, to the extent provided in the related Servicing Contract, by the related Central Servicer.

       Section 4.05. Collection of Certain Qualified Loan Payments; Collection Account. Farmer Mac shall require the Central Servicer in the related Servicing Contract to establish and maintain a Collection Account (which Collection Account may be the Collection Account for one or more Trust Funds) with an Eligible Depository in the name of the Central Servicer in which the Central Servicer shall deposit upon receipt on a daily basis, except as otherwise specifically provided herein or in the related Issue Supplement, the following payments and collections received by it subsequent to the Cut-Off Date (other than in respect of principal and interest on the Qualified Loans due on or before the Cut-Off Date):

           (i) All payments on account of principal on the Qualified Loans;

          (ii) All payments on account of interest on the Qualified Loans adjusted, in each case, to interest at the applicable Net Mortgage Rate;

        (iii) Net Liquidation Proceeds, REO Proceeds (net of any related expenses) and Insurance Proceeds (other than Insurance Proceeds to be applied to the restoration or repair of the related Mortgaged Property or released to the Borrower in accordance with the Central Servicer's normal servicing procedures) net of any amounts permitted to be withheld by the Central Servicer as servicing compensation pursuant to the Servicing Contract or permitted to be paid to the Central Servicer pursuant to such Servicing Contract;

          (iv) Any Advance by the Central Servicer pursuant to the related Servicing Contract (except that any such Advance made on the related Qualified Loan shall be deposited directly into the related Certificate Account on the Certificate Account Deposit Date in the month of the related Distribution Date); and

          (v) Any other amounts of the nature specified in the related Servicing Contract or Issue Supplement.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Qualified Loans that are not part of the Trust Fund (including payments in respect of principal and interest on the Qualified Loans due on or before the Cut-Off Date) and, unless otherwise specified in the related Issue Supplement or Servicing Contract, payments or collections in the nature of Prepayment Premiums, late payment charges or assumption fees may but need not be deposited by the Central Servicer in the Collection Account. In the event the Central Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

      All amounts held in the Collection Account may be invested by the Central Servicer in Eligible Investments maturing prior to the applicable Certificate Account Deposit Date.

      Section  4.06.   Permitted Withdrawals from the  Collection
Account. The Central Servicer may, from time to time as provided herein, make withdrawals from the Collection Account for the following purposes:

           (i) to reimburse itself for previously unreimbursed Advances, the Central Servicer's right to withdraw amounts pursuant to this clause (i) being limited to amounts received on particular Qualified Loans which represent late recoveries of Installment Payments respecting which any such Advance was made;

           (ii) to reimburse itself for any Nonrecoverable Advance, and to pay to itself or to any other person or entity designated in the related Servicing Contract any income from Eligible Investments in the Collection Account;

        (iii) to pay to Farmer Mac on or before each Certificate Account Deposit Date for deposit in the Certificate Account all amounts at the time held in the Collection Account other than amounts held therein which consist of Amounts held for Future Distribution;

          (iv) to pay to Farmer Mac on a daily basis any amounts held in the Collection Account which are allocable to a Certificate Distribution Amount and which were delinquent as of the Certificate Account Deposit Date next preceding the related Distribution Date and were not represented by any related Advance; and

          (v)    to  withdraw such other amounts for  such  other
     purposes  as  shall  be  specified  in  the  related   Issue
     Supplement, Servicing Contract or Loan Sale Agreement.


                           ARTICLE V

    Certificate Account; Distributions; Farmer Mac Guarantee

      Section 5.01. Certificate Account. On or before the issuance of a Series of Certificates, Farmer Mac shall either
(i) open with an Eligible Depository one or more trust accounts in the name of the Trustee applicable to the related Trust Fund that shall collectively be the "Certificate Account" or (ii) in lieu of maintaining any such account or accounts, maintain the Certificate Account for the related Trust Fund by means of appropriate entries on its books and records designating all amounts credited thereto in respect of the related Qualified Loans as being held by it for the benefit of the Holders of Certificates evidencing beneficial ownership of such Trust Fund. To the extent that the Certificate Account for any Trust Fund is maintained by Farmer Mac in the manner provided in clause (ii) above, all references herein to deposits and withdrawals from the Certificate Account shall be deemed to refer to credits and debits to the related books of Farmer Mac.

      Farmer Mac shall deposit in the Certificate Account all amounts remitted to it by the Central Servicer representing withdrawals from the Collection Account pursuant to Section 4.05, together with the Purchase Price for each Qualified Loan or REO Property purchased pursuant to Section 4.03. Farmer Mac shall also deposit in the Certificate Account the amount of any Curtailments in connection with any Substitute Qualified Loans as described in Section 4.03. All amounts deposited by Farmer Mac from time to time in a Certificate Account for a Trust Fund, and all investments made with such moneys, including all income or other gain from such investments, shall be held by Farmer Mac in the Certificate Account as part of the Trust Fund as herein provided, subject to withdrawal by Farmer Mac for the purposes set forth in Section 5.03.

      All or a portion of amounts on deposit in a Certificate Account shall be invested and reinvested by Farmer Mac in one or more Eligible Investments bearing interest or sold at a discount. No such investment shall mature later than the Business Day immediately preceding the next applicable Distribution Date except that (i) if Farmer Mac shall have determined to make a special distribution on the related Series of Certificates pursuant to Section 5.06, no such Eligible Investment purchased subsequent to such determination shall mature subsequent to the Business Day next preceding such Special Distribution Date and
(ii) any investment on which the Eligible Depository, in its commercial capacity, or Farmer Mac is the obligor, may mature on the related Distribution Date or Special Distribution Date, as the case may be. No Eligible Investment may be sold while in the Certificate Account except to the extent that (i) Farmer Mac believes that a sale of an Eligible Investment is desirable because of the possibility of a default by the obligor thereon or
(ii) Farmer Mac has determined to make a special distribution on the related Series of Certificates and amounts will not be on deposit in the Certificate Account on the related Special Distribution Date sufficient to make the special distribution to be made thereon, in which case Eligible Investments may be sold in the smallest amount practicable to cure any such insufficiency.

      Section 5.02. Calculation of Certificate Distribution Amount; Publication of Certificate Principal Factors. On or before each Certificate Distribution Amount Determination Date for a Series, Farmer Mac shall calculate the Certificate Distribution Amount for the following Distribution Date. Immediately following each such calculation, Farmer Mac shall notify the Trustee in writing as to the amount so calculated and the allocation thereof as between principal and interest. As soon as practicable thereafter, Farmer Mac shall make available generally to financial publications or electronic services the Certificate Principal Factor (carried to eight decimal places) for each Class of Certificates after giving effect to the distribution of the Principal Distribution Amount on the following Distribution Date.

      Section 5.03. Withdrawals from the Certificate Account. Amounts on deposit in the Certificate Account on the Distribution Date for a Series shall be withdrawn by Farmer Mac, in the amounts required, to the extent funds are available therefor, for application as follows:

     first, towards the distribution to Certificateholders of the Certificate Distribution Amount for such Distribution Date;

      second,  to  the  payment  of any  Guarantee  Reimbursement
Amount;

      third, to the payment of any portion of the Guarantee Fee for such Distribution Date or any prior Distribution Date which has not otherwise been paid; and

      fourth, to the payment to Farmer Mac of any amounts remaining in the Certificate Account after the withdrawals referred to in clauses first through third above any such amounts being deemed to be payable to Farmer Mac as compensation for its servicing activities hereunder and to the reimbursement of expenses incurred by it in connection herewith.

      In  addition, on any Special Distribution Date for a Series
Farmer Mac shall withdraw from the related Certificate Account such amount as it shall have determined to distribute to Certificateholders on such Special Distribution Date.

      Section 5.04. Distributions on Certificates. On each Distribution Date for a Series, Farmer Mac shall withdraw from the Certificate Account for such Series, to the extent of funds available therefor, the Certificate Distribution Amount for such Distribution Date previously calculated by it pursuant to Section
5.02. In the event that the Certificate Distribution Amount may not be paid from amounts in the Certificate Account, Farmer Mac shall, pursuant to its guarantee obligations set forth in Section
5.05 hereof, provide from its own funds the amount of any insufficiency and shall distribute in Federal Funds to each Certificateholder of record on the preceding Record Date the amount distributable on such Certificateholder's Certificate(s) as determined pursuant to Section 3.01. Concurrently therewith, in the event the Certificate Account shall not be maintained with the Trustee, Farmer Mac shall furnish to the Trustee an Officer's Certificate (which may also relate to other Series comprised of Classes having a similar Distribution Date) to the effect that distribution of the Certificate Distribution Amount for such Series and Distribution Date has been made by it.

      As promptly as practicable following each Certificate Account Deposit Date in the month of a Distribution Date, Farmer Mac shall, in the event the amount on deposit in the Certificate Account shall be less than the Certificate Distribution Amount for such Distribution Date, provide to the Trustee an Officer's Certificate stating (i) the amount of such insufficiency, (ii) whether Farmer Mac is certain that funds will be available to it on such Distribution Date in an amount sufficient to cure such insufficiency without the necessity of borrowing from the United States Treasury and (iii) in the event that the response to (ii) is in the negative, attaching to such Officer's Certificate a copy of the certification furnished to the Secretary of the Treasury requesting that funds in the necessary amount be made available to Farmer Mac on or before such Distribution Date for purposes of satisfying its guarantee obligations in respect of the related Series of Certificates.

      Section 5.05. Farmer Mac Guarantee. Farmer Mac agrees to pay to the Holders of Certificates of each Series on each Distribution Date therefor the entire Certificate Distribution Amount for such Distribution Date irrespective of whether amounts on deposit in the related Certificate Account shall be sufficient therefor, any insufficiency being provided by Farmer Mac from its own funds whether internally generated, borrowed from the United States Treasury or otherwise available.

      Farmer Mac's obligations hereunder shall inure to the benefit of and shall be enforceable by any Holder of a Certificate through the Trustee (or individually by any such Holder in the event the Trustee shall have failed to make prompt demand upon Farmer Mac after due notification from any such Holder) if, for any reason beyond the control of such Holder, such Holder shall have failed to receive on any Distribution Date such Holder's interest in the Certificate Distribution Amount for such Distribution Date. Farmer Mac hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, legality or enforceability of, or any change in or amendment to, this Agreement, or any breach with respect to any
Guarantee Fee payable to Farmer Mac in consideration of its guarantee, the absence of any action to enforce the same, the waiver or consent by the Holder of any Certificate or by the Trustee with respect to any provisions of this Agreement, or any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Farmer Mac hereby waives diligence, presentment, demand of payment, protest or notice with respect to each Certificate or the interest represented thereby, and all demands whatsoever, and covenants that this guarantee will not be discharged except upon complete irrevocable payment of the
principal   and   interest   obligations   represented   by   the
Certificates.

      Farmer Mac shall be subrogated to all rights of the Holders of Certificates of any Series against the related Trust Fund and the proceeds of the Trust Fund in respect of any amounts paid by Farmer Mac pursuant to the provisions of its guarantee; provided, however, that Farmer Mac's entitlement thereto on any Distribution Date shall be limited to the amount, if any, of any Guarantee Reimbursement Amount and shall be further subject to the priorities set forth in Section 5.03 hereof.

      No reference herein shall alter or impair the guarantee of Farmer Mac, which is absolute and unconditional, of the due and punctual distribution to Holders of Certificates of each Series on each Distribution Date of the Certificate Distribution Amount therefor.

     The Farmer Mac Guarantee is not an obligation of, and is not guaranteed as to principal or interest by the Farm Credit Administration, the United States or any other agency or instrumentality of the United States (other than Farmer Mac).

       Section 5.06. Special Distributions. To the extent specified in the Issue Supplement for a Series, Farmer Mac may
elect to make, or, if so specified, shall be required to make under circumstances described in such Issue Supplement a special distribution with respect to such Series on a Special Distribution Date selected by it.

       All payments of principal pursuant to any special distribution shall be made in the same priority and manner as distributions of principal on any Distribution Date. Any such special distribution shall be made to the Holders of Certificates of the applicable Class or Classes as of the Special Record Date pertaining thereto and shall include accrued interest at the applicable Certificate Interest Rate or Certificate Interest Rates on the principal amount so distributed to the Special Distribution Date or to such earlier date as shall be specified in the related Issue Supplement.

      As soon as practicable after Farmer Mac has determined to make a special distribution as provided in this Section 5.06,
Farmer Mac will make available generally to financial publications or electronic services notice of such special distribution which shall include the Special Record Date and Special Distribution Date applicable thereto, and the Certificate Principal Factor for each Class of such Series after giving effect to such special distribution on the related Special Distribution Date.


                           ARTICLE VI

                    Limitation of Liability

      Section 6.01. General Limitation. Farmer Mac and FMMSC shall be liable under the terms of the Certificates, this Trust Agreement and any related Issue Supplement only to the extent of faithful performance of the duties and responsibilities imposed by the terms of this Trust Agreement and any related Issue Supplement.

     Section 6.02. Measure of Liability. Neither Farmer Mac nor FMMSC nor any of their respective directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to the terms of this Trust Agreement and any related Issue Supplement, or for errors in judgment; provided, however, that this provision shall not protect Farmer Mac or FMMSC or any such person against any liability for action or inaction by reason of willful misfeasance, bad faith or gross negligence, or by reason of willful disregard of obligations and duties.

       Neither Farmer Mac nor FMMSC shall have any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective duties under this Trust Agreement and any related Issue Supplement and which in their opinion may involve either of them in expense or liability; provided, however, that either Farmer Mac or FMMSC in their discretion may undertake any such legal action which they may deem necessary or desirable in the interests of Holders of Certificates.

      In the event that either Farmer Mac or FMMSC in their discretion so determine to undertake any such legal action, the party taking such action for its own account shall pay and defray the expense of any such action, including attorneys' fees. Such expense resulting from any such legal action shall be reimbursable only to the extent amounts are available for withdrawals from the Certificate Account pursuant to clause fourth of Section 5.03.


                          ARTICLE VII

                           Farmer Mac

     Section 7.01. Resignation. Farmer Mac shall not resign from the duties imposed upon it by the terms of this Trust Agreement and any Issue Supplement.

      Section 7.02. Merger or Consolidation. Any corporation or other entity into which Farmer Mac is merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which Farmer Mac shall be a party, or any corporation or other entity succeeding to the business of Farmer Mac, shall succeed to and assume all duties imposed upon Farmer Mac by the terms of this Trust Agreement and all Issue Supplements, without the filing of any instrument or the performance of any further act by Farmer Mac or any Certificateholder. Farmer Mac promptly shall furnish written notice of such succession to all Certificateholders.

     Section 7.03.  Succession Upon Default.  With respect to any
Trust Fund, each of the following events shall constitute an Event of Default by Farmer Mac:

          (a) any failure by Farmer Mac to distribute to Holders of Certificates of any Class in such Trust Fund any distribution required to be made under the terms of this Trust Agreement and the related Issue Supplement (including, for this purpose, pursuant to the Farmer Mac Guarantee) which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Farmer Mac by the Trustee or to Farmer Mac and the Trustee by the Holders of Certificates of such Class having Certificate Principal Balances or Notional Principal Balances aggregating not less than 5% of the aggregate of the Certificate Principal Balances or Notional Principal Balances of all of the Certificates of such Class; or

           (b) failure on the part of Farmer Mac duly to observe or perform in any material respect any other of the covenants or agreements on the part of Farmer Mac in this Trust Agreement and the related Issue Supplement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Farmer Mac and the Trustee by the Holders of Certificates of any Class in the related Trust Fund having Certificate Principal Balances or Notional Principal Balances aggregating not less than 25% of the aggregate of the Certificate Principal Balances or Notional Principal Balances of all of the Certificates of such Class; or

           (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Farmer Mac and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

           (d) Farmer Mac shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to Farmer Mac or to all or substantially all of its property; or

          (e) Farmer Mac shall admit in writing its inability to pay its debts generally as they become due, file a petition to invoke any applicable insolvency or reorganization statute, make an assignment for the benefit of its
     creditors,   or   voluntarily   suspend   payment   of   its
     obligations.

      With respect to any Trust Fund, upon the occurrence of an Event of Default, and so long as such Event of Default shall not have been remedied, the Trustee or the Holders of Certificates of any Class in the related Trust Fund having Certificate Principal Balances or Notional Principal Balances aggregating not less than 25% of the aggregate of the Certificate Principal Balances or Notional Principal Balances of all of the Certificates of such Class may (a) terminate all obligations and duties imposed upon Farmer Mac (other than its obligations under the Farmer Mac Guarantee pursuant to Section 5.05) under this Trust Agreement and the related Issue Supplement, and (b) name and appoint a successor or successors to succeed to and assume all of such obligations and duties. Such actions shall be effected by notice in writing to Farmer Mac and shall become effective upon receipt of such notice by Farmer Mac and the acceptance of such appointment by such successor or successors.

      On and after the receipt by Farmer Mac of such written notice and the acceptance by the successor or successors to Farmer Mac, all obligations (other than its continuing obligations under the Farmer Mac Guarantee) and duties imposed upon Farmer Mac under this Trust Agreement and the related Issue Supplement shall pass to and vest in the successor or successors named in the notice, and such successor or successors shall be authorized, and hereby are authorized, to take all such action and execute and deliver all such instruments and documents on behalf of Farmer Mac, as attorney in fact or otherwise, as may be necessary and appropriate to effect the purposes of such written notice.

      Section 7.04. Farmer Mac as Holder. Farmer Mac shall have the right to purchase and hold for its own account any Certificate issued pursuant to the terms of this Trust Agreement and any Issue Supplement, notwithstanding the rights and duties conferred and imposed upon Farmer Mac by this Trust Agreement and any such applicable Issue Supplement. In determining whether the Holders of the requisite amount of Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Certificate evidencing a beneficial ownership interest in the related Trust Fund held by Farmer Mac shall be disregarded and deemed not to be outstanding.


                          ARTICLE VIII

                     Concerning the Trustee

     Section 8.01. Duties of Trustee.

      (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

       (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders.

      (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

           (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the
     performance   of   such  duties  and  obligations   as   are
     specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Farmer Mac as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (iv) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (d) For all purposes of this Agreement, the Trustee shall not be deemed to have knowledge of any Event of Default or event that, with notice or lapse of time, or both, would become an Event of Default, unless a Responsible Officer of the Trustee shall have received written notice thereof from the Central Servicer or Farmer Mac or a Responsible Officer of the Trustee shall have actual knowledge thereof, and in the absence of such written notice or knowledge no provision hereof requiring the taking of any action or the assumption of any duties or responsibility by the Trustee following the occurrence of any Event of Default or event which, with notice or lapse of time, or both, would become an Event of Default, shall be effective as to the Trustee.

     Section 8.02.  Certain Matters Affecting the Trustee.

     (a)  Except as otherwise provided in Section 8.01:

           (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document prima facie in proper form and believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel (including counsel for Farmer Mac), and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

         (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or Farmer Mac, pursuant to the provisions of this Agreement, unless such Certificateholders or Farmer Mac shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

         (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

           (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Farmer Mac or by the Holders of Certificates of the related series evidencing not less than 25% of the Aggregate Certificate Principal Balance (together with the total of all Class Notional Principal Balances if such Series includes one or more Interest Only Classes); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by Farmer Mac; and

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

      (b) It is understood and agreed that, in exercising any right to direct the Trustee in the performance of its duties under this Agreement prior to the occurrence of an Event of Default and after the curing of all Events of Default, Farmer Mac shall be acting for the benefit of the Certificateholders of the related Series; provided, that nothing in this Agreement shall be construed to require Farmer Mac to exercise any such right or to impose any liability on Farmer Mac for its election, in its sole discretion, in any instance to exercise or to refrain from exercising any such right. No failure by Farmer Mac to exercise such right in any instance shall be deemed a waiver of such right in any other instance. The Trustee shall be entitled to rely on any such direction rendered to it by Farmer Mac without inquiry as to the propriety or validity thereof, and shall be protected in acting on such direction.

      Section 8.03. Trustee Not Liable for Certificates or Qualified Loans. Except as otherwise expressly provided herein, the Trustee shall not be accountable for the use or application by the Central Servicer or Farmer Mac of any funds paid to the Central Servicer or Farmer Mac, in respect of the Qualified Loans or deposited in or withdrawn from the Collection Account or the Certificate Account by the Central Servicer or Farmer Mac, as the case may be. The Trustee makes no representations or warranties as to the validity or sufficiency of the Certificates or of any Qualified Loan or related document, except that the Trustee represents that this Agreement has been duly authorized, executed and delivered by it and, assuming due execution and delivery by the other parties hereto, constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (i) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (ii) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.

     Section 8.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates of any series with the same rights it would have if it were not Trustee.

      Section 8.05. Indemnification of the Trustee. Each Trust Fund shall indemnify the Trustee in its individual capacity and as Trustee and any director, officer, employee or agent of the Trustee in its individual capacity and as Trustee for, and hold them harmless against, any loss or liability incurred by any of them without negligence or bad faith on the part of the Trustee in its individual capacity and as Trustee or any such director, officer, employee or agent of the Trustee in its individual capacity and as Trustee and arising out of or in connection with the acceptance or administration of the trusts created herewith, including the costs and expenses of defending the Trustee in its individual capacity and as Trustee or any such director, officer, employee or agent of the Trustee in its individual capacity and as Trustee against any claim or liability incurred by any of them in connection with the exercise or performance of any of their powers or duties hereunder, but not including any expenses incurred in the ordinary course of performing the Trustee's duties as set forth herein.

      Section 8.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation having its principal office in a state and city acceptable to Farmer Mac and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     Section 8.07.  Resignation and Removal of the Trustee.

      (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to Farmer Mac. Upon receiving such notice of resignation, Farmer Mac shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 90 days after giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by Farmer Mac or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Farmer Mac may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee and Farmer Mac shall give written notice thereof to the Central Servicer. Notwithstanding the foregoing, any liability of the Trustee under this Agreement arising prior to such termination shall survive such termination.

      (c) Farmer Mac may at any time remove the Trustee solely pursuant to the Master Trustee Agreement and appoint a successor trustee by written instrument or instruments within 90 days of such predecessor Trustee's removal. If no successor trustee shall have been so appointed and have accepted appointment within 90 days after the giving of such notice of removal, the predecessor trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

       (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section
8.08 but in no event shall become effective until a successor has been appointed and has accepted the duties of the Trustee.

     Section 8.08.  Successor Trustee.

      (a)  Any successor trustee appointed as provided in Section
8.07 shall execute, acknowledge and deliver to Farmer Mac and to its predecessor trustee an instrument accepting such appointment hereunder, and the successor trustee shall secure an Opinion of Counsel (which shall be an expense of such successor trustee) to the effect that, to the extent that the Trust Fund is exempt from Federal income taxation, the Trust Fund is not subject to state and local taxation in the jurisdiction where the successor trustee is located, whereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

      (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of
Section 8.06.

      Section 8.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

       Section  8.10.   Appointment  of  Co-Trustee  or  Separate
Trustee.

      (a)   Notwithstanding any other provisions hereof,  at  any
time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, Farmer Mac and the Trustee acting jointly shall have the power to execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the related Trust Fund, and to vest in such Person or Persons, in such capacity, such title to such Trust Fund, or any part thereof, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as Farmer Mac and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder. Except as specifically provided in the first sentence of this paragraph, the Trustee shall have no other rights to appoint a co-trustee.

      (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

      (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee and co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

      (d) Any separate trustee and co-trustee may, at any time constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in an be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      Section 8.11. Controlling Provisions. In the event of any conflict between the provisions of the Master Trustee Agreement and this Agreement, the provisions of this Agreement shall be deemed controlling.

      Section 8.12. Trustee Fees. As compensation for its services hereunder, the Trustee shall be entitled to receive from Farmer Mac fees at such times, and in such amounts, as shall be specified for the related Trust Fund in the Master Trustee Agreement. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.


                           ARTICLE IX

                          Termination

      Section 9.01. Termination Upon Repurchase by Farmer Mac of All Qualified Loans. The respective obligations and responsibilities of Farmer Mac created hereby and by an Issue Supplement shall terminate as to the related Trust Fund upon the distribution by Farmer Mac to all Holders of Certificates evidencing beneficial ownership interests in such Trust Fund of all amounts required to be distributed hereunder and thereunder upon (i) the repurchase by Farmer Mac of all Qualified Loans and REO Property remaining in the related Trust Fund at a price computed in the manner specified in the related Issue Supplement,
(ii) the final payment of the last Qualified Loan and/or REO Property remaining in the related Trust Fund; or (iii) distribution by Farmer Mac pursuant to the Farmer Mac Guarantee on the Final Distribution Date for the latest maturing Class of the Related Series of an amount sufficient to reduce the Class Certificate Principal Balance of such Class to zero; provided, however, that in no event shall any trust created hereby and by the related Issue Supplement continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph
P. Kennedy, the late ambassador of the United States of America to the Court of St. James', living on the Cut-Off Date of the related Series of Certificates.

      The right of Farmer Mac to repurchase all Qualified Loans and REO Property in a Trust Fund pursuant to (i) above shall be subject to such conditions as shall be set forth in the related Issue Supplement. Any such repurchase shall take place on a Distribution Date, and the proceeds of any such repurchase shall be distributed to Holders of Certificates on such Distribution Date in the respective proportions specified in the related Issue Supplement.

      In connection with any such termination, Farmer Mac shall make available to financial publications notice for the benefit of Holders of Certificates in the related Trust Fund to the effect that the final distribution will be made on the Distribution Date therein specified to Certificateholders of record on the applicable Record Date.


                           ARTICLE X

                    Supplemental Agreements

        Section 10.01. Permissible Without Action by Certificateholders. Farmer Mac, FMMSC and the Trustee, from time to time and at any time, may, without the consent of or notice (other than in the case of any instrument supplemental thereto pursuant to clause (b) below) to any Holder of a Certificate, enter into an agreement or other instrument supplemental hereto and which thereafter shall form a part hereof, for any one or more of the following purposes:

           (a) to add to the covenants of Farmer Mac, whether applicable to one or more Trust Funds;

          (b)  to evidence the succession pursuant to Article VII
     of   another  Person  or  Persons  to  Farmer  Mac  and  the
     assumption   by   such  successor  or  successors   of   the
     obligations of Farmer Mac hereunder;

           (c) to eliminate any right reserved to or conferred upon Farmer Mac;

           (d) to take such action to cure any ambiguity or correct or supplement any provision in this Trust Agreement or in any Issue Supplement as Farmer Mac may deem necessary or desirable; or

           (e) to modify, eliminate or add to the provisions of this Trust Agreement and any related Issue Supplement to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC under the Code; provided that (i) there shall have been delivered to the Trustee an Opinion of Counsel to the effect that such action is necessary or advisable to maintain such qualification, and (ii) such amendment shall not have any of the effects described in paragraphs (a) through (c) of the proviso to
     Section 10.02.

      Section 10.02. Waivers and Supplemental Agreements With Consent of Holders. With the consent of the Holders of
Certificates of each Class in the related Trust Fund having Certificate Principal Balances and Notional Principal Balances aggregating not less than 66% of the aggregate of the Certificate Principal Balances or Notional Principal Balances, as applicable, of all of the Certificates of such Class, (i) compliance by Farmer Mac with any of the terms of this Trust Agreement or the related Issue Supplement may be waived or (ii) Farmer Mac may enter into any Supplemental Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or the related Issue Supplement or of modifying in any manner the rights of the Holders of the Certificates issued under this Trust Agreement and the related Issue Supplement; provided that no such waiver or Supplemental Agreement shall:

           (a) without the consent of all Certificateholders affected thereby reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Certificate;

           (b)   without  the  consent of all  Certificateholders
     (i) terminate or modify the Farmer Mac Guarantee with respect to the Certificates of such Series, or (ii) reduce the aforesaid percentages of Certificates, the Holders of which are required to consent to any waiver or any Supplemental Agreement; or

          (c) without the consent of the Holder of each Residual Certificate, adversely effect materially the rights of each such Holder, including, without limitation, which might have the effect of increasing any taxes payable by such Holders.

      It shall not be necessary for Holders to approve the particular form of any proposed Supplemental Agreement, but it shall be sufficient if such Holders shall approve the substance thereof.

      Promptly after the execution of any Supplemental Agreement pursuant to this Section, Farmer Mac shall give notice thereof to Holders of Certificates. Any failure of Farmer Mac to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Agreement.

                           ARTICLE XI

                        REMIC Provisions

     Section 11.01.  REMIC Administration.

      (a) Unless otherwise specified in the Issue Supplement for a Series, the Closing Date shall be deemed to have been designated as the "startup day" of the related Trust fund within the meaning of Section 860(a)(9) of the Code.

      (b) The Holder of Certificates in a Series evidencing the largest percentage interest in the Class designated as the "residual interest" in the related REMIC shall be deemed to have designated the REMIC Administrator as the fiduciary in the performance of all the duties required of, or permitted to be taken by, the tax matters person for such REMIC and, if necessary, to execute a power of attorney to such effect. The REMIC Administrator, in such capacity, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor from _________________ unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence.

      (c) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to the REMIC and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Farmer Mac shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

      (d) The REMIC Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Certificate to any Person who is not a Permitted Transferee and, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium.

      (e) The Farmer Mac and the REMIC Administrator shall take such actions and shall cause the REMIC created hereunder and the related Issue Supplement to take such actions as are reasonably within Farmer Mac's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Farmer Mac and the REMIC Administrator, to the extent reasonably requested by the Farmer Mac's and the REMIC Administrator to do so). Farmer Mac and the REMIC Administrator shall not knowingly or intentionally take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the related REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in
Section 860(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless Farmer Mac or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not, with respect to the REMIC created hereunder and the related Issue Supplement, endanger such status or, unless Farmer Mac or the REMIC Administrator, as applicable, determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which Farmer Mac or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC or its assets, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with Farmer Mac or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC, and the Trustee shall not take any such action or cause the REMIC to take any such action as to which Farmer Mac or the REMIc Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. Farmer Mac or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, Farmer Mac will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

      (f) In the event that any tax is imposed on "prohibited transactions" of the REMIC created hereunder and the related Issue Supplement as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the REMIC as defined in
Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax laws, such tax shall be charged (i) to Farmer Mac, if such tax arises out of or results from a breach by Farmer Mac of any of its obligations under this Agreement or Farmer Mac has in its sole discretion determined to indemnify the Trust Fund against such tax or (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article VIII.

      (g) The Trustee and Farmer Mac shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

      (h) Following the Startup Day, neither Farmer Mac nor the Trustee shall accept any contributions of assets to the REMIC unless Farmer Mac and the Trustee shall have received an Opinion of Counsel (at the expenses of the party seeking to make such contribution) to the effect that the inclusion of such assets in the REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (i) Neither Farmer Mac nor the Trustee shall enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

      (j) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Class Certificate Principal Balance of each Class comprising a Series shall be reduced to zero shall be the Distribution Date immediately following the second anniversary of the latest scheduled maturity of any Qualified Loan in the related Trust Fund.

      (k) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of the Collateralized Debt Obligations" for the REMIC.

     Section 11.02.  Indemnification.

           (a) The REMIC Administrator agrees to indemnify the Trust Fund, Farmer Mac and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, Farmer Mac or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article XI with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by Farmer Mac in which case Section 11.02(b) will apply.

          (b) Farmer Mac agrees to indemnify the Trust Fund, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund or the Trustee as a result of a breach of Farmer Mac's covenants set forth in this Trust Agreement or the related Issue Supplement, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by Farmer Mac that contain errors or omissions.

           (c) Farmer Mac agrees to hold harmless and indemnify the Holder of any Residual Certificate against any liability on account of any federal income tax (including interest and penalties) imposed on the related Trust Fund to the extent any such tax shall be paid or payable by it.


                          ARTICLE XII

                         Miscellaneous

      Section 12.01. Holders. The death or incapacity of any Holder of a Certificate shall not operate to terminate this Trust Agreement or any Issue Supplement, nor entitle such Holder's legal representative or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the affairs of the related Trust Fund, nor otherwise affect the rights, duties and obligations of any of the parties to this Trust Agreement or any such Issue Supplement.

      No Holder shall have any right to control or to participate in the control and administration of any Trust Fund, nor shall any of the terms of this Trust Agreement or any such Issue Supplement be construed to constitute the Holders and Farmer Mac as partners or members of an association, nor shall any Holder have any duty or liability to any third person by reason of any action taken by the parties to this Trust Agreement or any such Issue Supplement pursuant to the provisions hereof and thereof.

     No Holder shall have any right by virtue of any provision of this Trust Agreement or any Issue Supplement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Trust Agreement or any Issue Supplement unless an Event of Default shall have occurred and be continuing in respect of the Trust Agreement and related Issue Supplement. For the protection and enforcement of the provisions of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Section 12.02. Reserve Banks as Agent. For each Regular Certificate, the appropriate Reserve Bank shall be considered to be acting as the agent of Farmer Mac in providing to and conferring upon the owners of the Regular Certificates, as such owners shall appear on the records of such Reserve Bank, the substantive rights and benefits which are provided for herein for Holders of Certificates. Accordingly, the substantive effect of all provisions herein providing rights and benefits to Holders of Regular Certificates, including, without limitation, provisions relating to distributions, voting and notices, shall apply to such record owners on the books of the Reserve Bank, through the appropriate Reserve Bank acting as agent for Farmer Mac.

      Section  12.03.  Governing Law.  The terms  of  this  Trust
Agreement  and  any  Issue  Supplement  shall  be  construed   in
accordance with the laws of the District of Columbia.

     Section 12.04. Demands, Notices, Communications. All formal demands, notices and communications by and between Farmer Mac, the Trustee and the Holder of any Certificate shall be in writing and delivered in person or by first class mail, postage prepaid
(a) if to Farmer Mac or the Depositor, to 919 18th Street, N.W., Washington, D.C. 20006, or to such other address as shall be set forth in a notification to Holders, or (b) if to the Trustee, the Certificate Registrar or the Transfer Agent to First Trust Center, 180 East Fifth Street, St. Paul, MN 55101, Attn: Vice President-Structured Finance or (c) if to the Holder of a Regular Certificate, to the appropriate Holder in care of the Reserve Bank at the address provided to Farmer Mac by such Reserve Bank or (d) if to the Holder of a Residual Certificate, to such Holder at the address shown in the Certificate Register. Any notice so mailed within the time prescribed in this Trust Agreement or any Issue Supplement shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

      Section 11.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement or any Issue Supplement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust Agreement or any Issue Supplement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or any Issue Supplement or of the Certificates or the rights of the Holders thereof.

      IN WITNESS WHEREOF, the parties hereto hereby execute this Trust Agreement, as of the day and year first above written.

                                   FEDERAL AGRICULTURAL
                                     MORTGAGE CORPORATION
SEAL]

                                   By_____________________________

Attest:________________________



                                   FARMER MAC MORTGAGE
                                     SECURITIES CORPORATION
[SEAL]

                                   By____________________________

Attest:_______________________


                                   FIRST TRUST NATIONAL
                                     ASSOCIATION, as Trustee
[SEAL]

                                   By____________________________

Attest:_______________________